UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 29, 2005

Warp Technology Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-33197	88-0467845
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Railroad Avenue, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 422 2950

151 Railroad Avenue, Greenwich, CT 06830
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Warp Technology Holdings, Inc. (the "Company") entered into a Commercial Lease (the "Lease") with 200 Railroad Avenue, LLC (the "Landlord"). The Lease is for approximately 1,800 square feet of office space (the "Premises") located at 200 Railroad Avenue, Greenwich, Connecticut, 06830, where the Company has relocated its principal executive offices. The material terms of the Lease are as follows.

The term commenced on the effective date of the Lease, August 29, 2005 (the "Commencement Date") and expires on August 14, 2009 (the "Expiration Date"). Under the Lease, the Company will pay an aggregate rent over the term of the Lease of Three Hundred Thirteen Thousand Three Hundred Sixty Two Dollars ($313,362) ("Rent"). Rent is payable in equal monthly installments on the first day of each month during the Lease term. The annual rent for the period from the Commencement Date through August 14, 2006 is $73,800, with a montly payment of $6,150. The annual rent for the second year of the Lease, from August 15, 2006 through August 14, 2007, is $76,752, with a monthly payment of $6,393. The annual rent for the third year of the Lease, from August 15, 2007 through August 14, 2008, is $79,812, with a monthly payment of $6,651. The annual rent for the fourth year of the Lease, from August 15, 2008 through August 14, 2009, is $82,998, with a monthly payment of $6,916.50. The Company is also responsible to pay the Landlord for certain utilities in the amount of $300 per month.

Alterations to the Premises are subject to the Landlord's consent. The Company may not sublet the Premises without the Landlord's consent. The Company is responsible for maintaining the Premises in good condition and for making general repairs. In the event of fire or other damage to the Premises (other than damage caused by the Company) which renders a portion of the Premises unusable, the rent will be proportionally reduced. In the event such damage renders the Premises untenantable, the Landlord may terminate the Lease, or decide to rebuild, in which case rent will abate until the Premises are again possessed by the Company. The Company also agreed under the Lease to maintain certain general liability insurance, and to limit the Landlord's liability to damage caused by Landlord's gross negligence. Further, the Company agreed to indemnify the Landlord for liability resulting from the Company's negligence or omissions. If the Company fails to pay rent when due, or otherwise breaches the terms of the Lease, the Landlord may seek legal remedies including eviction of the Company. In the event the Landlord is not able to lease the Premises to another tenant, the Company would remain liable for any rent under the Lease.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Warp Technology Holdings, Inc. (the "Company") entered into a Commercial Lease (the "Lease") with 200 Railroad Avenue, LLC (the "Landlord"). The Lease is for approximately 1,800 square feet of office space (the "Premises") located at 200 Railroad Avenue, Greenwich, Connecticut, 06830, where the Company has relocated its principal executive offices.

The Lease created a direct financial obligation as follows. The term commenced on the effective date of the Lease, August 29, 2005 (the "Commencement Date") and expires on August 14, 2009 (the "Expiration Date"). Under the Lease, the Company will pay an aggregate rent over the term of the Lease of Three Hundred Thirteen Thousand Three Hundred Sixty Two Dollars ($313,362) ("Rent"). Rent is payable in equal monthly installments on the first day of each month during the Lease term. The annual rent for the period from the Commencement Date through August 14, 2006 is $73,800, with a montly payment of $6,150. The annual rent for the second year of the Lease, from August 15, 2006 through August 14, 2007, is $76,752, with a monthly payment of $6,393. The annual rent for the third year of the Lease, from August 15, 2007 through August 14, 2008, is $79,812, with a monthly payment of $6,651. The annual rent for the fourth year of the Lease, from August 15, 2008 through August 14, 2009, is $82,998, with a monthly payment of $6,916.50. The Company is also responsible to pay the Landlord for certain utilities in the amount of $300 per month.

Other material terms of the Lease are as follows. Alterations to the Premises are subject to the Landlord's consent. The Company may not sublet the Premises without the Landlord's consent. The Company is responsible for maintaining the Premises in good condition and for making general repairs. In the event of fire or other damage to the Premises (other than damage caused by the Company) which renders a portion of the Premises unusable, the rent will be proportionally reduced. In the event such damage renders the Premises untenantable, the Landlord may terminate the Lease, or decide to rebuild, in which case rent will abate until the Premises are again possessed by the Company. The Company also agreed under the Lease to maintain certain general liability insurance, and to limit the Landlord's liability to damage caused by Landlord's gross negligence. Further, the Company agreed to indemnify the Landlord for liability resulting from the Company's negligence or omissions. If the Company fails to pay rent when due, or otherwise breaches the terms of the Lease, the Landlord may seek legal remedies including eviction of the Company. In the event the Landlord is not able to lease the Premises to another tenant, the Company would remain liable for any rent under the Lease.

Item 9.01 Financial Statements and Exhibits.

The following Exhibits are filed with this Report.

Exhibit Number and Description Of Exhibit

10.85 Commercial Lease between Warp Technology Holdings, Inc. and 200 Railroad Avenue, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warp Technology Holdings, Inc.

September 2, 2005	By:	Ernest C. Mysogland

Name: Ernest C. Mysogland
Title: Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

10.85	Commercial Lease between Warp Technology Holdings, Inc. and 200 Railroad Avenue, LLC.